UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 30, 2006

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

12333 West Olympic Boulevard Los Angeles, California (Address of principal executive offices)	90064-1021 (Zip Code)
Registrant’s telephone number, including area code: (310) 893-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 15, 2006, Teledyne Technologies Incorporated (“Teledyne”) entered into a First Amendment to Credit Agreement, effective March 30, 2006 (the “First Amendment”), which amends the Credit Agreement dated June 15, 2004 between Teledyne, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (the “Credit Agreement”). The First Amendment amends the Credit Agreement to allow Teledyne to issue standby letters of credit with an expiry date up to the Letter of Credit Expiration Date (currently June 8, 2009). Prior to the First Amendment, Teledyne could not issue standby letters of credit for which the expiry date occurs more than twelve months after the date of issuance without the approval of the Required Lenders.
A copy of the First Amendment to Credit Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
     Exhibit 99.1 First Amendment to Credit Agreement effective March 30, 2006.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Dale A. Schnittjer

Dale A. Schnittjer
Senior Vice President and Chief Financial Officer
Dated: March 30, 2006

EXHIBIT INDEX
Description

Exhibit 99.1	First Amendment to Credit Agreement effective March 30, 2006.